UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 26, 2011
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Supertel Hospitality, Inc. held its annual meeting of shareholders on May 26, 2011.  The vote for each matter voted upon at the meeting is set forth below.

Nine nominees were elected to serve as Directors of the Company for an annual term by the following vote:

	For	Withheld	Broker Non-Vote
Steve H. Borgmann	8,517,833	2,508,833	9,968,981
Allen L. Dayton	10,730,813	295,853	9,968,981
Richard A. Frandeen	8,526,759	2,499,907	9,968,981
Patrick J. Jung	8,527,983	2,498,728	9,968,981
William C. Latham	10,731,026	295,640	9,968,981
Paul J. Schulte	8,514,547	2,512,119	9,968,981
Kelly A. Walters	10,710,647	316,019	9,968,981
George R. Whittemore	10,498,619	528,047	9,968,981
Jeffrey M. Zwerdling	10,738,667	287,999	9,968,981

Shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011 by the following vote:

FOR	18,555,585
AGAINST	204,078
ABSTAIN	2,235,984

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: May 26, 2011	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer